UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2006

PW EAGLE, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-18050	41-1642846
(Commission File Number)	(IRS Employer
Identification No.)
1550 Valley River Drive, Eugene, Oregon 97401
(Address of Principal Executive Offices) (Zip Code)

(541) 343-0200
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Agreement

On March 30, 2006, PW Eagle, Inc. (the "Company") terminated its Management Services Agreement (the "Agreement"), dated January 1, 2004 with Spell Capital Partners, LLC ("Spell Capital"), pursuant to which Spell Capital provided the Company with supervisory and monitoring services, as well as advice and assistance with acquisitions, divestitures and financing activities. The Agreement was terminated based on a determination by the Company that the Company no longer required the services of Spell Capital. The terms of the Agreement permitted the Company to not renew the Agreement upon the conclusion of any quarterly term of the Agreement in exchange for a payment to Spell Capital equal to the monthly management fee currently due and owing to Spell Capital along with a payment equal to twenty-four (24) times the current monthly management fee. The amount of the termination payment paid by the Company to Spell Capital was $1,248,000. The Company's wholly-owned subsidiary, USPoly Company, LLC, has also terminated its Management Services Agreement with Spell Capital. The amount of the termination payment paid by USPoly to Spell Capital was $112,500.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PW EAGLE, INC.

Date: April 3, 2006 By: /s/ Scott Long

Scott Long

Chief Financial Officer

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